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                                                                       EXHIBIT 3

                              AMENDED AND RESTATED

                                BY-LAW NUMBER 1A

                                       of

                                 NEUROCHEM INC.
                               (the "Corporation")

              being a by-law relating generally to the transaction
                 of the business and affairs of the Corporation

                                  ARTICLE ONE

                                 INTERPRETATION

SECTION 1.01 DEFINITIONS. In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the articles of incorporation of the Corporation attached to the certificate of incorporation dated June 17, 1993, as amended by Articles of Amendment dated April 18, 1994, October 4, 1994, September 11, 1996, March 25, 1998 and June 20, 2000, and as from time to time further amended or restated;

"Association" means the National Association of Securities Dealers, Inc.;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders;

"NASDAQ" means the Nasdaq Stock Market Inc.;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

"officer" means an individual appointed as an officer under the Act, the chairperson of the board of directors, the president, a vice-president, the secretary, the treasurer, the comptroller, the general counsel, the general manager, a managing director or any other


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individual who performs functions for the Corporation similar to those normally performed by an individual occupying any of those offices;

"recorded address" means in the case of a shareholder his latest address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as shown in the records of the Corporation;

"Related Body" means any corporation, company or other body corporate, partnership, joint venture, trust, association, unincorporated organization or any other entity recognized by law in which the Corporation is a direct or indirect shareholder, partner, joint venturer, associate or beneficiary, as the case may be; and

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.02, or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein or in any other by-law.

Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations; and a reference to a section means that section in the by-laws in which such section appears.

In the case of any conflict between the articles and the provisions of this or any other by-law the provisions of the articles shall prevail.

                                  ARTICLE TWO

                           BUSINESS OF THE CORPORATION

SECTION 2.01 REGISTERED OFFICE. Until changed in accordance with the Act, the address of the registered office of the Corporation will be within the province specified in the articles or within articles of amendment changing the province in which its registered office is situated.

SECTION 2.02 EXECUTION OF INSTRUMENTS. Deeds, documents, bonds, debentures, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairperson of the board, chairperson of the executive committee, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant-secretary or assistant-treasurer or director or any other office created by by-law or by resolution of the board. Where one person holds more than one office, he may sign any of the above said deeds,


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documents, bonds, debentures, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments on behalf of the Corporation in one or more capacities. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

SECTION 2.03 BANKING AND FINANCIAL ARRANGEMENTS. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking and financial business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

SECTION 2.04 VOTING RIGHTS IN OTHER BODIES CORPORATE. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the signing officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION 2.05 SHAREHOLDER VOTE. In the event an approval of the Corporation's shareholders is required pursuant to any constituting document of a Related Body or any directors or shareholders resolution or other decision of a Related Body, the Corporation shall seek a shareholder vote thereon in accordance with the applicable provisions of the Act and the Corporation's shareholders approval shall be deemed to have been given or withheld in accordance with the provisions of the Act relating to the Corporation's shareholders approval sought.

SECTION 2.06 DISSENT RIGHT. In the event a vote of the Corporation's shareholders is sought pursuant to Section 2.05, the Corporation's shareholders may exercise a right of dissent in the manner provided for in the Act subject to applicable law, including, without restricting the generality of the foregoing, rules relating to issuer bids in the event more than 20% of the Corporation's shareholders exercise such right.

SECTION 2.07 SOLICITATION OF PROXIES. The Corporation shall solicit proxies and provide proxy statements for all meetings of shareholders in the manner provided in the Act, and, in the event that securities of the Corporation are listed on NASDAQ, shall provide copies of such proxy solicitation to the Association.

SECTION 2.08 WITHHOLDING INFORMATION FROM SHAREHOLDERS. Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any

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information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

SECTION 2.09 DECLARATIONS. Any officer of the Corporation or any other person appointed for the purpose by resolution of the board is authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf and in the name of the Corporation, any answer to writs of attachment by way of garnishment or otherwise and to make all affidavits and solemn declarations in connection therewith or in connection with any and all judicial proceedings. Any such officer or other person may make demands of abandonment or petitions for winding-up or bankruptcy orders upon any debtor of the Corporation, may attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith, and may generally do all such things in respect thereof as he deems to be in the best interests of the Corporation.

                                 ARTICLE THREE

                            BORROWING AND SECURITIES

SECTION 3.01 BORROWING POWER. Without limiting the borrowing powers of the Corporation as set forth in the Act or in the articles, the board may from time to time:

     (a) borrow money on the credit of the Corporation and limit or increase the amount to be borrowed;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

     (c) give guarantees on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the real or personal, moveable or immoveable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or

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          future debt obligations or any money borrowed or other debt or liability of the Corporation or of any other person, including any bonds, debentures, notes, debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 3.02 DELEGATION. The directors may by resolution, delegate all or any of the powers conferred on the board by Section 3.01 or by the Act to a director, a committee of directors or any officer to such extent and in such manner as the directors shall determine at the time of each such resolution.

                                  ARTICLE FOUR

                                    DIRECTORS

SECTION 4.01 NUMBER OF DIRECTORS AND QUORUM. The board shall consist of such fixed number, or minimum and maximum number, of directors as may be set out in the articles. In no event shall the board consist of less than three (3) directors. Where the articles provide for a minimum and maximum number of directors, the board may fix, from time to time and within the aforesaid minimum and maximum number of directors, the precise number of directors which shall comprise the board. In no event shall such aforesaid precise number of directors be less than three (3).

The directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of the directors in office from time to time shall constitute a quorum. Subject to the provisions of
Section 4.06 hereof, any meeting of directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the by-laws of the Corporation for the time being vested in or exercisable by the directors generally.

SECTION 4.02 QUALIFICATION. No person shall be qualified for election as a director if he is less than eighteen (l8) years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. Subject to the exceptions provided for in the Act, at least twenty-five percent (25%) of the directors shall be resident Canadians. However, if a corporation has less than four (4) directors, at least one (1) director must be a resident Canadian. Notwithstanding the foregoing, at least three (3) of the directors shall not be officers or employees of the Corporation or any of its affiliates, or have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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SECTION 4.03  ELECTION AND TERM.  The election of directors shall take place at each annual meeting of shareholders at the close of which all the directors then in office shall cease to hold office, but, if qualified, shall be eligible for re-election at that meeting. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at any such meeting of shareholders, the incumbent directors shall continue in office until their successors are elected.

In addition to filling vacancies on the board of directors, the directors may at any time, without exceeding the number of directors provided by the Articles, appoint one or more additional directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that the total number of directors so appointed may not exceed one-third (1/3) of the number of directors elected at the previous annual meetings of shareholders.

SECTION 4.04 CEASING TO HOLD OFFICE. A director ceases to hold office when he dies; when he is removed from office by the shareholders in accordance with the provisions of the Act; when he ceases to be qualified for election as a director; or when his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

SECTION 4.05 VACANCIES. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles. In the absence of a quorum of the board, or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the board may call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting. Where there is a vacancy in the board, the remaining directors may exercise all the authorities, powers and discretions of the board so long as a quorum remains in office.

SECTION 4.06 CANADIAN DIRECTORS PRESENT AT MEETING. The board, other than the board of a corporation referred to in subsection 105(4) of the Act, shall not transact business at a meeting, other than filling a vacancy in the board arising otherwise than by an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors required by the articles, unless:

     (a) if the Corporation is subject to subsection 105(3) of the Act, at least twenty-five percent (25%) of the directors present are resident Canadians or, if the Corporation has less than four (4) directors, at least one (1) of the directors present is a resident Canadian; or

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     (b)  if the Corporation is subject to subsection 105(3.1) of the Act, a majority of directors present are resident Canadians or if the Corporation has only two (2) directors, at least one (1) of the directors present is a resident Canadian.

Notwithstanding the above, directors may transact business at a meeting of directors where the number of resident Canadian directors, required under the above, is not present if:

     (c) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

     (d) the required number of resident Canadian directors would have been present had that director been present at the meeting.

SECTION 4.07 PARTICIPATION IN MEETINGS. If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other during the meeting, and a director participating in such a meeting by such means is deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

SECTION 4.08 PLACE OF MEETINGS. Meetings of the board may be held at any place in or outside Canada.

SECTION 4.09 CALLING OF MEETINGS. Meetings of the board shall be held from time to time and at such place as the board, the chairperson of the board, the chairperson of the executive committee (if any) or any two directors may determine.

SECTION 4.10 NOTICE OF MEETING OR WAIVER OF NOTICE. Notice of the time and place of each meeting of the board shall be given in the manner provided in
Section 12.01 to each director not less than twenty-four (24) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner, whether before, during or after a meeting of directors, waive notice of or otherwise consent to a meeting of directors; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. No action taken at any meeting of the board shall be invalidated by the accidental failure to give notice or sufficient notice thereof to any director.

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SECTION 4.11  FIRST MEETING OF NEW BOARD.  Provided a quorum of directors is present, each board (having exclusively newly elected board members) may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

SECTION 4.12 ADJOURNED MEETING. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

SECTION 4.13 REGULAR MEETINGS. The board may fix the time and place for regular meetings of the board. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

SECTION 4.14 CHAIRPERSON. The chairperson of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairperson of the board or the chairperson of the executive committee (if any). If no such officer is present, the directors present shall choose one of their number to be chairperson.

SECTION 4.15 VOTES TO GOVERN. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of equality of votes, the chairperson shall not have a second or casting vote.

SECTION 4.16 CONFLICT OF INTEREST. A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or the shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

SECTION 4.17 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

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                                  ARTICLE FIVE

                                   COMMITTEES

SECTION 5.01 COMMITTEES OF DIRECTORS. The board may appoint one or more committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

SECTION 5.02 EXECUTIVE COMMITTEE. The board may designate one of the committees appointed by it as the executive committee. It shall comprise at least three (3) members who shall remain in office at the pleasure of the board and while still directors. It shall, subject to Section 5.01, be vested with all the powers and authority of the board between meetings thereof. All acts and proceedings of the executive committee shall be reported to the board at the next meeting thereof, but any right granted or obligation incurred pursuant to the authority of the executive committee shall be treated as valid and binding upon the Corporation.

SECTION 5.03 AUDIT COMMITTEE. The board shall elect from among its number an audit committee to be composed of at least three (3) directors none of whom shall be officers or employees of the Corporation or its affiliates. Members of the audit committee shall remain in office at the pleasure of the board and while still directors. The audit committee shall have the powers and duties provided or required by the rules of the Act, or any stock exchange upon which the securities of the Corporation are listed or by any relevant securities regulatory authority.

SECTION 5.04  TRANSACTION OF BUSINESS.  Subject to the provisions of
Section 4.07, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of a committee of directors may be held at any place in or outside Canada.

SECTION 5.05 PROCEDURE. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure.

                                  ARTICLE SIX

                                    OFFICERS

SECTION 6.01 APPOINTMENT. The board may from time to time appoint a chairperson of the board, a chairperson of the executive committee (if any), a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties

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of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to Section 6.02, an officer may be but need not be a director or an employee, and one person may hold more than one office.

SECTION 6.02 CHAIRPERSON OF THE BOARD AND CHAIRPERSON OF THE EXECUTIVE COMMITTEE. The chairperson of the board and chairperson of the executive committee (if any) shall each be chosen from among the directors and, if appointed, shall have such powers and duties as the board may specify.

SECTION 6.03 PRESIDENT, VICE-PRESIDENT OR VICE-PRESIDENTS. The President and the vice-president or vice-presidents shall have such powers and duties as the board may specify.

SECTION 6.04 SECRETARY. Except as may be otherwise determined from time to time by the board, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

SECTION 6.05 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

SECTION 6.06 VARIATION OF POWERS AND DUTIES. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

SECTION 6.07 TERM OF OFFICE. The board, in its discretion, may remove and discharge any or all the officers of the Corporation either with or without cause at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Corporation, not being a member of the board, may also be removed and discharged, either with or without cause, by the chairperson of the board, chairperson of the executive committee or president. If, however, there be a contract with an officer or employee derogating from the provisions of this section such removal or discharge shall be subject to the provisions of such contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until the officer's earlier resignation or death.

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SECTION 6.08  TERMS OF ENGAGEMENT AND REMUNERATION.  The terms of engagement and the remuneration of officers appointed by the board shall be determined by it from time to time.

SECTION 6.09 CONFLICT OF INTEREST. An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with Section 4.16.

SECTION 6.10 AGENTS AND ATTORNEYS. Subject to applicable law, the board, the chairperson of the board, the chairperson of the executive committee or the president or any person delegated by any of them shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION 6.11 FIDELITY BONDS. The board, the chairperson of the board, the chairperson of the executive committee or the president or any person delegated by any of them may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                 ARTICLE SEVEN

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 7.01 LIMITATION OF LIABILITY. No director or officer shall be liable for the acts, receipts, neglect or default of any other person including any director or officer or employee or agent, or for joining in any receipt or acts for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, extra-contractual or tortious acts of any person with whom any of the moneys, securities or other property of the Corporation shall be deposited or for any loss occasioned by an error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default or gross negligence; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the mandatory provisions of the Act and the regulations thereunder or in accordance with applicable law or from liability for any breach thereof.

SECTION 7.02 INDEMNITY. The Corporation shall, unless the board shall otherwise determine in any particular case, indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer or an individual acting in a similar capacity, of another entity to the maximum extent not prohibited by the Act.

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SECTION 7.03  INSURANCE.  The Corporation may purchase and maintain such insurance for the benefit of an individual referred to in Section 7.02 against any liability incurred by the individual, in the individual's capacity set forth in Section 7.02.

                                 ARTICLE EIGHT

                                     SHARES

SECTION 8.01 ALLOTMENT. Subject to the articles, shares of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine and the board may from time to time allot or grant options, warrants, or other rights to purchase any of the shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

SECTION 8.02 COMMISSIONS. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

SECTION 8.03 REGISTRATION OF TRANSFER. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes and any fees prescribed by the board.

SECTION 8.04 TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. The board may also from time to time appoint a dividend disbursing agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The board may at any time terminate any such appointment.

SECTION 8.05 CONCLUSIVENESS OF SECURITIES REGISTER. Subject to the provisions of the Act, the Corporation shall treat the person in whose name any share is registered in the securities register as absolute owner of such share with full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

SECTION 8.06 SHARE CERTIFICATES. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate that complies with the Act in respect of the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate:

     (a)  a director or officer of the Corporation;

     (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and

     (c)  a trustee who certifies it in accordance with a trust indenture.

and need not be under the corporate seal.

SECTION 8.07 REPLACEMENT OF SHARE CERTIFICATES. Where the owner of a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate of the owner

     (a) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser;

     (b) furnishes the Corporation with a sufficient indemnity bond, if required by the Corporation; and

     (c) satisfies any other reasonable requirements imposed by the Corporation.

SECTION 8.08 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION 8.09 DECEASED SHAREHOLDERS. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon or other distributions in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

                                  ARTICLE NINE

                              DIVIDENDS AND RIGHTS

SECTION 9.01 DIVIDENDS. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

SECTION 9.02 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them or those of its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by pre-paid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation on or after the applicable dividend payment date, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

SECTION 9.03 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

SECTION 9.04 UNCLAIMED DIVIDENDS. Subject to applicable law, any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  ARTICLE TEN

                            MEETINGS OF SHAREHOLDERS

SECTION 10.01 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the board or failing it, the chairperson of the board or the chairperson of the executive committee (if any) may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 10.02 SPECIAL MEETINGS. The board, the chairperson of the board or the chairperson of the executive committee (if any) shall have power to call a special meeting of shareholders at any time.

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                                      -15-

SECTION 10.03 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or, if the board shall so determine, at some other place in Canada.

SECTION 10.04 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.01 not less than twenty-one (21) nor more than sixty (60) days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. In the event that securities of the Corporation are listed on NASDAQ, notice of the annual meeting of shareholders shall also be given to NASDAQ in the manner provided hereunder and in Section 12.01. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to meeting. A shareholder may in any manner either before, during or after a meeting of shareholders waive notice of or otherwise consent to a meeting of shareholders and attendance at a meeting of shareholders is a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

SECTION 10.05 CHAIRPERSON, SECRETARY AND SCRUTINEERS. The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairperson of the board, chairperson of the executive committee, president or a vice-president who is a shareholder. If no such officer is present within fifteen (15) minutes after the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary and/or each assistant-secretary of the Corporation are absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson of the meeting.

SECTION 10.06 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

SECTION 10.07 QUORUM. Subject to the articles, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled, and holding or representing the holder or holders of shares carrying not less than ten percent (10%) of the total number of votes attached to the issued shares of the Corporation for the time being enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

If a quorum is not present at the opening of a meeting of shareholders, the shareholders present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time to a fixed time and place without notice other than announcement at the meeting until a quorum shall be present, subject to the provisions of the Act, the articles and Section 10.15 of this by-law. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

SECTION 10.08 RIGHT TO VOTE. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Act and the articles.

SECTION 10.09 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

SECTION 10.10 TIME FOR DEPOSIT OF PROXIES. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting.

SECTION 10.11 JOINT SHAREHOLDERS. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

SECTION 10.12 VOTES TO GOVERN. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes, either upon a show of hands or upon a poll, the chairperson of the meeting shall be entitled to a second or casting vote.

SECTION 10.13 SHOW OF HANDS. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

SECTION 10.14 BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

SECTION 10.15 ADJOURNMENT. Subject to the articles, if a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as required by the Act.

SECTION 10.16 RESOLUTION IN WRITING. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

                                 ARTICLE ELEVEN

                            DIVISIONS AND DEPARTMENTS

SECTION 11.01 CREATION AND CONSOLIDATION OF DIVISIONS. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

SECTION 11.02 NAME OF DIVISIONS. Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name.

                                 ARTICLE TWELVE

                                     NOTICES

SECTION 12.01 METHOD OF GIVING NOTICES. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board or NASDAQ (if applicable) shall be given in any manner permitted by the Act and creation or provision of an electronic notice is satisfactory. The secretary or assistant- secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

SECTION 12.02 NOTICE TO JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them. The address to be used for the purpose of giving notices shall be the recorded address.

SECTION 12.03 COMPUTATION OF TIME. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

SECTION 12.04 UNDELIVERED NOTICES. If any notice given to a shareholder pursuant to Section 12.01 is returned on two (2) consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

SECTION 12.05 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

SECTION 12.06 PERSONS ENTITLED TO SHARES BY DEATH OR OPERATION OF LAW. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement as provided in the Act.

SECTION 12.07 WAIVER OF NOTICE. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or committee thereof which may be given in any manner.

                                ARTICLE THIRTEEN

                                   FISCAL YEAR

SECTION 13.01 FISCAL YEAR. The financial period of the Corporation shall terminate on such day in each year as the board of directors may from time to time determine.

                                ARTICLE FOURTEEN

                                 EFFECTIVE DATE

SECTION 14.01 EFFECTIVE DATE. This by-law is effective from the date hereof and shall continue to be effective unless amended by the directors until the next meeting of shareholders of the Corporation, whereat if same is confirmed or confirmed as amended, this by-law shall continue in effect in the form in which it was so confirmed.

SECTION 14.02 REPEAL. Upon the date of this by-law coming into force, By-Law No. 1 of the Corporation, being a by-law relating generally to the transaction of the business and affairs of the Corporation, shall be repealed, provided that such repeal shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as appointed under the provisions of this by-law and all resolutions of the shareholders or board or committee thereof with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by-law and until amended or repealed.

Adopted by the Board of Directors of the Corporation at a meeting held on the 18th day of August, 2003 and having effect as and from such date.


/s/ David Skinner
--------------------------------
Secretary